Exhibit 99.3

As previously reported, on October 10, 2014, MagneGas Corporation (the “Company”), signed a Stock Purchase Agreement (the “Agreement”) with the Robert A. Ficocelli Revocable Trust, Robert A Ficocelli and Stephen R. Homer (each, a Seller Party and together, the “Seller Parties”), the holders of all of the issued and outstanding capital stock (the “ESSI Shares”) of Equipment Sales and Service, Inc., a Florida corporation (“ESSI”), pursuant to which the Company agreed to purchase, and the Seller Party agreed to sell, all the ESSI Shares for a total purchase price of Three Million Dollars ($3,000,000).

ESSI operates a business of sales and distribution of gases based from its headquarters in Pinellas Park, Florida.

The closing of the Company’s purchase of the ESSI Shares occurred on October 27, 2014.Upon the closing of this transaction, the Company entered into a lease agreement for the premises at Pinellas Park, Florida that had served as ESSI’s corporate headquarters.

The Company accounted for the assets, liabilities and ownership interests in accordance with the provisions of ASC 805, Business Combinations for acquisitions occurring in years beginning after December 15, 2008 (formerly SFAS No. 141R, Business Combinations).  As such, the recorded assets and liabilities acquired were recorded at fair value and any difference in the net asset values and the consideration given will be recorded as a gain on acquisition or as goodwill. The pro forma consolidated balance sheet as of September 30, 2014 and consolidated statement of operations for the nine months then ended for the consolidated entity as if the acquisition had occurred on January 1, 2014 is as follows.

The pro forma results disclosed in the tables below are based on annual audited statements of the Company and ESSI and subsidiaries.  Various assumptions were made and are not necessarily indicative of the results of operations that would have occurred had the Company completed this acquisition on January 1, 2014.  The audited consolidated financial statements for ESSI for the years ended December 31, 2013 and 2012 are attached.

The consolidated balance sheet and statement of operations as of and for the nine months ended September 30, 2014 is reported on the Company’s Form 10-Q filed on November 10, 2014.

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MagneGas Corporation

Proforma Information

Description	ESSI	MagneGas	Pro Forma	Proforma
	6/30/2014	9/30/2014	Adjustments	Consolidated
				Entity
Current Assets

Cash	70,758	5,113,791	(3,000,000)	2,184,549
Accounts Receivable	206,644	72,888		279,532
Inventory	513,852	1,881,154		2,395,006
Prepaid Expense	6,462	400,690		407,152
Current Assets	797,716	7,468,523		5,266,239

Net Fixed Assets	92,293	5,951,932		6,044,225
Net Intangible Assets	-	494,754		494,754
Investments in Joint Ventures	-	690,410		690,410
Security Deposits	45	10,654		10,699
Non-current Assets	-
Goodwill			2,164,042	2,164,042

Total Assets	890,054	14,616,273	(835,958)	14,670,369

Current Liabilities

Accounts Payable	21,055	145,612		166,667
Accrued Expenses	33,040	347,426		380,466
Deferred Revenue		69,999		69,999
Customer Deposits	-
	-
Current Liabilities	54,095	563,037		617,132

Note Payable - Long Term		520,000		520,000
	-	520,000		520,000
Non-current Liabilities

Total Liabilities	54,095	1,083,037		1,137,132

Equity

Preferred Stock	-	1,000		1,000
Common Stock	500	33,582	(500)	33,582
Additional Paid-in Capital	49,500	36,987,318	(49,500)	36,987,318
Treasury Stock	(216,708)		216,708	-
Accumulated Deficit	1,002,666	(23,488,664)	(1,002,666)	(23,488,664)
Equity	-
Total Shareholders' Equity	835,958	13,533,236	(835,958)	13,533,236

Total Liabilities & Equity	890,054	14,616,273	(835,958)	14,670,369

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MagneGas Corporation

Proforma Information

Description	ESSI	MagneGas	Pro Forma	Proforma
	6/30/2014	9/30/2014	Adjustments	Consolidated
				Entity

Revenue	1,048,496	516,331		1,564,827

Direct Cost	563,730	328,943		892,673

	484,766	187,388		672,154

Total Operating Expense	294,479	5,125,100		5,419,579

Operating Income/(Loss)	190,287	(4,937,712)		(4,747,425)

Total Other Income/(Expense)	(50)	1,809		1,759

Net Income/(Loss)	190,237	(4,935,903)	-	(4,745,666)

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